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                                                                   EXHIBIT 10.17


                                    AGREEMENT

                  THIS AGREEMENT, effective as of the 8th day of November, 1999 (the "Effective Date"), by and between Pennzoil-Quaker State Company, a Delaware corporation (hereinafter called the "Company"), and James W. Shaddix (hereinafter called "Employee");

                                   WITNESSETH:

                  WHEREAS, Employee has previously entered into an agreement with Pennzoil Company, the former parent of the Company, which agreement (the "Original Agreement") provided certain medical and retirement benefits as additional compensation for past and future services rendered and to be rendered by Employee; and

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Merger Agreement"), the Company assumed certain employee benefit obligations of Pennzoil Company in connection with the merger, and

                  WHEREAS, the Company assumed the obligations of Pennzoil Company under the Original Agreement by an agreement dated as of December 30, 1998 (the "Prior Agreement"); and

                  WHEREAS, the Company and Employee desire to amend and restate the Prior Agreement to make certain modifications as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

                  1. Status of Agreement: This Agreement supersedes the Prior Agreement between Employee and the Company and Employee waives the benefits and contracts under the Prior Agreement in exchange for this Agreement. The liability, if any, for benefits earned under the


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Original Agreement were assumed by the Company in the Prior Agreement pursuant to the Merger Agreement, and such benefits as modified herein are included under this Agreement. No benefits will be paid to Employee (or Employee's spouse or dependents) by Pennzoil Company under the Original Agreement or the Company under the Prior Agreement.

                  2. Disability: For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's Supplemental Long Term Disability Plan.

                  3. Termination of Employment:

                  (a) By the Company for Due Cause. If Employee is terminated by the Company for Due Cause, he shall be entitled to no benefits under this Agreement. The term "Due Cause" as used herein, shall mean (x) Employee has committed a willful serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude or
         (y) Employee, in carrying out his duties hereunder, has been guilty of
         (i) willful, gross neglect or (ii) willful, gross misconduct resulting in either case in material harm to the Company; provided, in any event, Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate Employee's employment for Due Cause under this Paragraph 4(a), which notice shall specify the act, or acts, on the basis of which the majority of the Board of Directors of the Company intends so to terminate Employee's employment, and Employee shall then be given the opportunity, within fifteen days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act, or acts. If the basis of such written notice is an act, or acts, other than an act, or acts, described in clause (x), above, the employee shall be given seven days after such meeting


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         within which to cease, or correct, the performance (or nonperformance)
         giving rise to such written notice, and upon failure of Employee within such seven days to cease, or correct, such performance (or nonperformance), Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.

                  (b) By Death or Disability. In the event of the Death of Employee or Disability while employed by the Company, Employee shall be entitled to receive severance benefits provided in Paragraph 4, supplemental retirement benefits provided in Paragraph 5 and the additional medical benefits provided in Paragraph 6.

                  (c) Voluntarily By Employee. If Employee terminates his employment voluntarily, Employee shall be entitled to the severance benefits provided in Paragraph 4, supplemental retirement benefits provided in Paragraph 5 and the additional medical benefits provided in Paragraph 6.

                  (d) By Company Other Than For Due Cause. If Employee's employment with the Company is terminated by the Company for any reason other than as provided in Paragraph 3(a) hereof, the Company shall provide to Employee severance benefits provided in Paragraph 4, supplemental retirement benefits provided in Paragraph 5 and the additional medical benefits provided in Paragraph 6.

                  (e) Effect on Agreement. Termination of employment shall not constitute termination of this Agreement.

                  4. Severance Benefits: The Employee shall be entitled to severance benefits, payable in a cash lump sum within five days of a termination of Employee's employment entitling the Employee to such benefits, in an amount equal to three times the greater of (x) Employee's rate



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of salary as in effect on the Effective Date of this Agreement or (y) the
Employee's highest rate of salary in effect at any time after the Effective Date. Such severance benefits shall be reduced by any such benefits provided under the Company's Executive Severance Plan.

                  5. Retirement Benefits: The Employee shall be entitled to supplemental retirement benefits, payable at such time or times as benefits are received under the Company's tax qualified defined benefit plan, determined as
(i) 57% of the greater of (x) Employee's rate of salary as in effect on the Effective Date of this Agreement or (y) the Employee's highest rate of salary in effect at any time after the Effective Date ("Employee's Amount") less (ii) the benefit he actually receives from the Company's tax qualified defined benefit plans, the excess benefit arrangement between Employee and the Company and amounts received by Employee following timely application for benefits from United States Social Security. Upon Employee's death, if Employee's spouse as of the Effective Date survives Employee, such spouse will be entitled to supplemental benefits for her life in an amount equal to (i) one-half of the Employee's Amount that was being paid to the Employee as of the date of Employee's death ("Spouse's Amount"), unless Employee's death occurs prior to the date Employee would have attained age 55, in which event the Spouse's Amount will commence to be paid upon the date the Employee would have attained age 55 as if the Employee had survived to that date, the Employee Amount had begun to be paid, and the Employee died immediately thereafter, less (ii) the benefit actually received from the Company's tax qualified retirement plans, the excess benefit agreement between Employee and the Company and amounts received by such spouse following timely application by such spouse for benefits from United States Social Security.



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                  6. Medical Benefits: The Company shall provide to Employee,
Employee's spouse as of the Effective Date and eligible dependents which are children of Employee or Employee's spouse ("dependent" as defined in IRC Section
152), continued medical benefits and medical benefits coverages (including dental benefits) on terms and conditions and at benefit levels no less favorable than those provided to Employee by the Company under the Pennzoil-Quaker State Company Medical Expenses Reimbursement Plan (a copy of which is attached and made a part of this Agreement) in effect as of the Effective Date. This coverage shall be provided without any cost (including, but not limited to, premiums, deductibles, etc.) to Employee, Employee's spouse and eligible dependent children, and the benefits shall continue for the lifetimes of each of the Employee, Employee's spouse and eligible dependent children (but in the case of such children only for so long as they qualify as dependents).

                  7. No Offsets: The benefits provided under Paragraphs 4, 5 and 6 hereunder shall not be subject to an offset or reduction by reason of any benefits or payments made by or under any other Company plan, program, practice or arrangement or a plan, program, practice or arrangement maintained by any other employer or otherwise, except as specifically provided herein.

                  8. Prohibition Against Assignment: The right of Employee to benefits under this Agreement shall not be assigned, transferred, pledged or encumbered in any way and any attempt at assignment, transfer, pledge, encumbrance or other disposition of such benefits shall be null and void and without effect.

                  9. Binding Effect: This Agreement shall be binding upon and enure to the benefit of the Company, its successors and assigns, and Employee, his heirs, executors, administrators and legal representatives.


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                  10. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  11. Severability: The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  12. Amendment or Termination: This Agreement may be amended only by mutual consent of the parties hereto evidenced in writing.

                  IN WITNESS WHEREOF, the parties have executed this Agreement (in multiple copies).

                                                 PENNZOIL-QUAKER STATE COMPANY

/s/  James W. Shaddix                            By /s/ James L. Pate
-------------------------                           ----------------------------
James W. Shaddix                                       James L. Pate
                                                       Chairman of the Board
                                                       Chief Executive Officer


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                          PENNZOIL-QUAKER STATE COMPANY

                       MEDICAL EXPENSES REIMBURSEMENT PLAN


I.       PURPOSES OF PLAN, DEFINITIONS AND DURATION.

         1.1 Purposes. This Medical Expenses Reimbursement Plan (the "Plan") of Pennzoil-Quaker State Company (the "Company") for selected executives is intended to attract and retain executives of outstanding competence and ability by providing financial protection against medical expenses of such executives, their spouses and dependents.

         1.2 Definitions.

                  (a) "Company" means Pennzoil-Quaker State Company or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Closing Date" means the date of Closing as described in the Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Merger Agreement").

                  (e) "Employee" means any person, including an officer of the Company or any Subsidiary (whether or not he is also a director thereof), who, at the time such person is designated a Participant hereunder, is employed by the Company or any Subsidiary on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Committee, is one of the officers or other key executives of the Company or any Subsidiary in a position to contribute materially to the continued growth and development and to the future financial success of the Company.

                  (f) "Participant" means an Employee who has been designated by the Committee to participate in the Plan.

                  (g) "Medical Expenses" means amounts paid for the diagnosis, cure, mitigation, treatment, or prevention of disease, and for other "medical care" as such term is defined in Section 213(e)(1) of the Internal Revenue Code of 1986, as amended.




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                  (h) "Dependent" means any person who is a "dependent" of a
         Participant within the meaning of the term "dependent" as defined in
         Section 152 of the Internal Revenue Code 1986, as amended.

                  (i) "Spouse" means the person to whom a Participant is then married and not legally separated under a decree of divorce or separate maintenance.

         1.3 Term. The effective date of the Plan is the Closing Date. The Plan shall continue until terminated by the Board as herein provided.

II.      ADMINISTRATION OF THE PLAN - COMMITTEE.

         2.1 Appointment of Committee. The Plan shall be administered by the Compensation Committee or such other committee of the Board as may be designated by the Board from time to time (the "Committee").

         2.2 Committee Powers. The Committee shall be deemed to have and to be exercising all of the powers of the Board in the performance of any of the powers and duties delegated to it under the Plan, including, but without limiting the generality of the foregoing, the selection of Participants. The Committee may from time to time establish rules for the administration of the Plan which are not inconsistent with the provisions and purposes of the Plan.

         2.3 Committee Action. A majority of the members of the Committee shall constitutes a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         2.4 Committee Determinations Conclusive. The determination of the Committee as to any disputed question of construction or interpretation arising under the Plan shall be final, binding, and conclusive upon all persons.

III.     COVERAGE OF THE PLAN.

         3.1 Persons Covered. Each person who is designated as a Participant and the Spouse and Dependents of each such Participant shall be eligible for benefits under this Plan from and after the Effective Date or such later date as may be designated as the commencement date of his coverage under this Plan.


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         3.2 Termination of Coverage. Coverage under this Plan of any
Participant, his Spouse and Dependents shall terminate upon the death, resignation or other termination of such Participant's employment with the Company.

IV.      BENEFITS.

         4.1 Reimbursable Medical Expenses. The Company shall reimburse each Participant for Medical Expenses incurred by such Participant, his Spouse or any of his Dependents during the time such Participant was covered under this Plan or under the PennzEnergy Medical Expenses Reimbursement Plan (formerly, the Pennzoil Company Medical Expenses Reimbursement Plan) to the extent that such Medical Expenses are or were not otherwise paid or reimbursed by group hospitalization or other medical benefits insurance or plan or program provided by the Company or it's former parent, PennzEnergy Company (formerly Pennzoil Company). Notwithstanding the foregoing, Medical Expenses incurred prior to the Closing Date will only be reimbursed to the extent required under the Merger Agreement.

         4.2 Payment Procedure. Each Participant entitled to payments for Reimbursable Medical Expenses under this Plan shall request such payments in writing in such form as may be prescribed by the Committee and shall support such request with such invoices and other documents as may be required by the Committee. Upon receipt of satisfactory proof of payment of Reimbursable Medical Expenses of a Participant, his Spouse or a Dependent, the Company shall reimburse such Participant therefor as soon as practicable.

V.       RIGHTS OF PARTICIPANTS.

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan; or

                  (b) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time; or

                  (c) Give a Participant any interest in any fund or in any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

         5.2 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge of any nature, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No



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night or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

VI.      MISCELLANEOUS.

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect any right to claim reimbursement of Medical Expenses incurred prior thereto.

         6.2 Reliance upon Information. The Board and the Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Board or the Committee in reliance upon any information supplied to them by an officer of the Company, the Company's legal counsel or by the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         6.3 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

                                                   PENNZOIL-QUAKER STATE COMPANY




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